UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2007
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KEY HOSPITALITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)
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Delaware	6770	20-2742464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road, Roseland, New Jersey	07068
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 992-3707

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 22, 2007, Key Hospitality Acquisition Corporation (“Key”) entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which it will acquire Cay Clubs LLC and its affiliated companies (collectively, “Cay Clubs”). Key intends to hold presentations for certain of its stockholders as well as other persons who might be interested in purchasing Key’s securities, regarding the transactions contemplated by the Merger Agreement as described in the preliminary proxy statement filed with the Securities and Exchange Commission on April 25, 2007. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.1 will be distributed to certain participants. This slide show presentation updates certain information which has been made available to Key by Cay Clubs in connection with the preparation of the proxy statement since the initial investor presentation was filed as exhibit 99.2 to the Form 8-K filed on March 22, 2007.

The information contained in the investor slide show presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

In connection with the acquisition and required stockholder approval, Key filed a preliminary proxy statement with the SEC on April 25, 2007. The final proxy statement will be filed with the SEC and mailed to the stockholders of Key. Key’s stockholders are urged to read the preliminary proxy statement in addition to the final definitive proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of Cay Clubs. Key stockholders will be able to obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Key Hospitality Acquisition Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068, Tel: (973) 992-3707.

Key and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Key in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement and will be included in the final definitive proxy statement described above.

Item 8.01 Other Events

The information set forth under Item 7.01 above is incorporated herein by reference.

Non-GAAP Financial Measures

The investor presentation attached as Exhibit 99.1 contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the ability of Cay Clubs to meet capital expenditures and working capital requirements and otherwise meet its requirements as they become due. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Forward Looking Statements

This Current Report on Form 8-K, and other statements Key may make, including statements about the benefits of the merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Key’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “forecasts,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Key’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Key’s filings with the SEC. Key’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the merger is uncertain and could be affected by many factors, including, without limitation, the following: the scope and timing of SEC and other regulatory agency review; Cay Clubs’ ability to compete in real estate and hospitality markets where it conducts business; Cay Clubs’ ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to Cay Clubs and its ability to effect growth strategies successfully; Cay Clubs’ ability to pay principal and interest on its current and future debts; natural disasters; and changes in general economic and financial market conditions.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	Description
99.1	Investor Slide Show Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION

Date: April 25, 2007	By:	/s/ Jeffrey S. Davidson
	Name:	Jeffrey S. Davidson
	Title:	Co-Chairman and Chief Executive Officer